Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarter Report of American Standard Energy Corp.  (the “Company”) on Form 10-Q for the period ending September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott Mahoney, Chief Financial Officer and Principal Accounting Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarter Report on Form 10-Q for the period ending September 30, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarter Report on Form 10-Q for the period ending September 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of American Standard Energy Corp.

Date: November 14, 2012

/s/ Scott Mahoney
Scott Mahoney
Chief Financial Officer and Principal Financial Officer